UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

___________________________

FORM 8-K

Current Report
Dated May 15, 2018

of

AGCO CORPORATION

A Delaware Corporation
IRS Employer Identification No. 58-1960019
SEC File Number 1-12930

4205 River Green Parkway
Duluth, Georgia 30096
(770) 813-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Ms. Lara T. Long has been appointed Vice President, Chief Accounting Officer of AGCO Corporation (the “Company”) and will serve as principal accounting officer of the Company effective May 15, 2018. Prior to Ms. Long’s appointment, Andrew H. Beck, Senior Vice President and Chief Financial Officer of the Company, also served as the principal accounting officer. Mr. Beck will remain the principal financial officer of the Company.

Ms. Long, age 47, previously served as Vice President, Corporate Accounting and Reporting of the Company since 2010. Ms. Long joined the Company in 2002 as Director, Financial Reporting and Compliance. Prior to joining the Company, Ms. Long worked for Arthur Andersen as an Audit Senior Manager. Ms. Long has a Bachelor’s of Science in Accounting and a Master’s of Science in Accounting, both from the University of Florida.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGCO Corporation

By:	/s/ Andrew H. Beck
Andrew H. Beck Senior Vice President and Chief Financial Officer

Dated: May 17, 2018